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                                                                     [Revolving]






                                    AMENDMENT


          AMENDMENT (this "Amendment"), dated as of July 16, 1996, among Universal Outdoor, Inc. (the "Borrower") and the lending institutions party to the Credit Agreement referred to below (the "Banks"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H :


          WHEREAS, the Borrower, the Banks, La Salle National Bank, as Co-Agent and Bankers Trust Company as Agent are parties to the Revolving Credit Agreement, dated as of March 29, 1996 (as amended, modified or supplemented to the date hereof, the "Credit Agreement");

          WHEREAS, the Borrower has requested that the Banks agree to amend certain provisions of the Credit Agreement, and the Banks are willing to amend such provisions, subject to and on the terms and conditions set forth herein;

          NOW THEREFORE, it is agreed:


          1. On and after the Amendment Date, the Credit Agreement shall be amended as follows:

         (I) Section 8.04 shall be amended by deleting clause (f) therein in its entirety and renumbering clauses (g) and (h) as "(f)" and "(g)", respectively.

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        (II)   Section 8.05(a) shall be amended by changing the reference to
     "$6,000,000" therein to read "$8,000,000."

       (III) Section 8.08(a) shall be amended by (x) inserting "(I)" immediately after the phrase "provided that" and (y) adding at the end of said Section 8.08(a) the following:

     "and (II) the Borrower may pay dividends to Holdings to permit it to purchase Discount Notes as provided for in Section 8.09(a)".

        (IV) Section 8.13 shall be amended by changing the reference to "5.25:1.0" therein to read "5.00:1.0".

         (V) Section 9.08(A) shall be amended by deleting clause (c) therein in its entirety and inserting a new clause to read:

     "(c) Holdings issuing Capital Stock in any initial or subsequent public offering to the extent an amount equal to the net proceeds thereof are applied to reduce AR Commitments (as defined in the AF Credit Agreement) or repay AR Loans as provided in Section 4.02(A)(d) of the AF Credit Agreement or, in the case of the IPO, to repay AR Loans as provided in Section 4.02(A)(a)(iii) of the AF Credit Agreement".

        (VI) Section 9.08(B) shall be amended by changing the reference to "6.25:1.0" therein to read "6.00:1.0".

       (VII) Section 9.08 shall be further amended by changing the "or" at the end of clause (C) therein to read "and/or" and by adding new clauses (D) and (E) to read:

          "(D) A UOH Pledge Date shall have occurred and any of the Existing UOH Stockholders shall have failed to authorize and execute a pledge agreement (as subsequently modified, amended or supplemented in accordance with the terms thereof, the "Replacement UOH Pledge Agreement") substantially in the form of the UOH Pledge Agreement and reasonably satisfactory to the Agent and/or to deliver same to the Collateral Agent, together with, in pledge thereunder, the certificates representing all shares of Holdings Capital Stock then owned by such Stockholders (and no other shares), accompanied by executed and undated stock powers (it being understood and agreed that the Replacement UOH

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     Pledge Agreement shall terminate, and the stock pledged
     thereunder released, upon the execution and delivery of the Holdings Pledge Agreement, together with the pledge of the Borrower's capital stock thereunder); and/or

          (E) Holdings shall have failed, for more than 15 days following the date on which the Discount Notes shall have been Purchased in full, to authorize and execute a guaranty agreement (the "Holdings Guaranty") in respect of the Obligations hereunder and a pledge agreement (as subsequently modified, amended or supplemented in accordance with the terms thereof, the "Holdings Pledge Agreement") pledging all the capital stock of the Borrower, all in such form as is acceptable to the Agent and/or to deliver same to the Agent and Collateral Agent, as the case may be, together with, in pledge under, the Pledge Agreement, the certificates representing all the shares of the capital stock of the Borrower, accompanied by executed and undated stock powers and such opinions of counsel relating thereto as reasonably requested by the Agent; or".

      (VIII)   Section 10 shall be amended by:

          (A) Deleting the phrase "and the Term Loans as defined in the AF Credit Agreement" in the definition of Acquisition Loans.

          (B) Amending the definition of Change of Control by (a) changing the phrase "'Holdings' initial public offering of common stock" in clause (ii) thereof to read "the IPO"; (b) deleting clause (iii) thereof and inserting in lieu thereof a new clause to read:

     "(iii) after the IPO, the Management Investors shall cease to be the beneficial owner (as defined in clause (ii) above) of 30% or more in the aggregate of the total voting and economic ownership interests of Holdings,";

     (c) deleting the "or" immediately prior to "(v)" therein; and (d) adding the following at the end of said definition:

     "and (vi) any "Change of Control" as defined in the Discount Note Indenture and the Senior Note Indenture, respectively, in each case so long as Discount Notes or Senior Notes, as the case may be, are outstanding."

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          (C) Changing the definition of Credit Documents by adding after the phrase "Security Documents" therein the phrase ", the Holdings Guaranty (once executed)".

          (D) Changing the definition of Permitted Acquisition by deleting all of such definition after the reference to "Section 8.01" and inserting in lieu thereof:

     "provided that, without the consent of the Super-Majority Banks, (I) the sum of the aggregate amounts expended for each such permitted acquisition that is consummated at a time when the Holdings Leverage Ratio as of the Measurement Date immediately prior to such acquisition determined by giving effect to such acquisition on a pro forma basis satisfactory to the Agent is greater than 5.00:1.0, shall not exceed $25,000,000, it being understood that the amounts expended pursuant to the portion, if any, of any such permitted acquisition that does not result in such pro forma Ratio exceeding 5.00:1.0 shall not be included in determining the $25,000,000 aggregate amount and (II) the aggregate amounts expended in any consecutive 12 month period for each such permitted acquisition wherein the consolidated EBITDA for the last 12 months of the entity or assets being acquired was negative shall not exceed $10,000,000."

          (E) Changing the definition of Pledge Agreement by deleting the phrase "and the UOH Pledge Agreement" and inserting in lieu thereof the phrase ", (once executed and delivered and to the extent not terminated in accordance with the terms thereof) the Replacement UOH Pledge Agreement and/or (once executed and delivered) the Holdings Pledge Agreement".

          (F) Deleting the definition of Tested Borrowing in its entirety and inserting in lieu thereof a new definition to read:

          "`Tested Borrowing' shall mean any incurrence of Revolving Loans after the Initial Borrowing Date in which the aggregate amount of Revolving Loans incurred, when added to the aggregate amount of AR Loans (other than those incurred on the Amendment Date to refinance Term Loans under and as defined in the AF Credit Agreement) and Revolving Loans incurred during the immediately preceding 30 day period (to the extent
     (x) incurred after the Initial Borrowing Date, (y) still outstanding and
     (z) not included in establishing an earlier Tested Borrowing), equal or exceed $1,000,000."

          (G)  Adding the following definitions in appropriate alphabetical order:
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          `"Amendment Date" shall have the meaning provided in the Amendment dated as of July 16, 1996 to this Agreement.

          "Holdings Guaranty" shall have the meaning provided in Section
     9.08(E).

          "Holdings Pledge Agreement" shall have the meaning provided in
     Section 9.08(E).

          "IPO" shall mean the initial public offering (including sales pursuant to any over allotment rights) of the common stock of Holdings effected as contemplated by Holdings' Registration Statement No. 333-5351 as amended.

          "Replacement UOH Pledge Agreement" shall have the meaning provided in
     Section 9.08(D).

          "UOH Pledge Date" shall mean a date after the Amendment Date but prior to the date of the execution and delivery of the Holdings Pledge Agreement as provided in Section 9.08(E) on which all the following conditions exist: (A) an Event of Default exists and/or the Holdings Leverage Ratio on the last preceding Measurement Date exceeded 5.00:1.0;
     (B) the Agent has delivered to Holdings a written notice stating that one of the events specified in clause (A) exists and requesting that the Replacement UOH Pledge Agreement be executed and delivered as provided in Section 9.08(D); and (C) 15 days have passed since delivery of such written notice."

          2. On the Amendment Date, all the Pledged Securities delivered pursuant to the UOH Pledge Agreement shall be released by the Collateral Agent to the record holders thereof and the UOH Pledge Agreement shall terminate and be of no further force and effect.

          3. In order to induce the Banks to enter into this Amendment, the Borrower hereby represents and warrants that (x) no Default or Event of Default exists on the Amendment Date, both before and after giving effect to this Amendment and (y) all of the representations and warranties contained in the Credit Documents shall be true and correct in all material respects on the Amendment Date both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Amendment Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

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          4.  This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

          6. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York.

          7. This Amendment shall become effective as of the date (the "Amendment Date") when the following conditions have been met to the satisfaction of the Agent (it being understood that if the Amendment Date fails to occur on or prior to August 31, 1996 this Amendment shall not become effective and shall be null and void):

         (i) each of the Borrower and the Super-Majority Banks shall have duly executed a copy hereof (whether the same or different copies) and shall have delivered (including by way of facsimile transmission) the same to the Agent at its Notice Office; and

          (ii) The Amendment dated as of July 16, 1996 to the AF Credit Agreement shall have become effective in accordance with its terms, the Banks hereby agreeing to such Amendment.

          8. From and after the Amendment Date, all references to the Credit Agreement in the Credit Agreement and the other Credit Documents shall be deemed to be references to such Credit Agreement as modified hereby.

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          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                              UNIVERSAL OUTDOOR, INC.


                              By________________________
                                  Name:
                                  Title:


                              BANKERS TRUST COMPANY,
                              Individually and as Agent


                              By________________________
                                  Name:
                                  Title:


                              LA SALLE NATIONAL BANK,
                              Individually and as Co-Agent


                              By________________________
                                  Name:
                                  Title:


                              BANK OF AMERICA ILLINOIS


                              By________________________
                                 Name:
                                 Title:


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                              FIRST NATIONAL BANK OF BOSTON


                              By___________________________
                                  Name:
                                  Title:


                              UNION BANK


                              By___________________________
                                 Name:
                                 Title


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